                             CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 8 to Registration Statement No.
333-40186 on Form N-1A of our report dated September 13, 2007, relating to the financial statements and financial highlights of Oppenheimer Main Street Opportunity Fund, appearing in the Annual Report on Form N-CSR of
Oppenheimer Main Street Opportunity Fund for the year ended July 31, 2007, and to the references to us under the headings "Independent Registered Public Accounting Firm" in the Statement of Additional Information and
"Financial Highlights" in the Prospectus, which are part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado
October 31, 2007